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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Cowen Group, Inc. of our report dated August 14, 2009 relating to the consolidated statement of financial condition of LexingtonPark Parent Corp. and subsidiaries and our report dated May 22, 2009, except for Note 20, as to which the date is July 10, 2009 relating to the consolidated financial statements of Ramius LLC and subsidiaries, which appears in Cowen Group, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 7, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
December 15, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM